Exhibit 99.1

NEWS RELEASE

COMSTOCK ANNOUNCES FULL YEAR 2024 RESULTS

VIRGINIA CITY, NEVADA, March 6, 2025 – Comstock Inc. (NYSE: LODE) (“Comstock,” “our” and the “Company”), today announced its full year 2024 results, 2024 summary achievements, and our 2025 business outlook.

“As of today, we achieved all of our previously published 2024 objectives for both our metals and fuels segments, including fully commissioning, operating and establishing market leadership in photovoltaic recycling, that is now rapidly growing and expanding into full industry-scale, and fuels, who has executed multiple, future revenue generating commercial agreements for industry-scale development projects, including offtakes, supply of feedstocks and joint development agreements with operationally experienced, technologically sophisticated and well capitalized customers and partners,” stated Corrado De Gasperis, the Company’s Executive Chairman and Chief Executive Officer. “This remarkable progress has positioned a spin-off of Comstock Fuels, that would result in two high-growth public companies, a leading renewable metals and mining company headquartered in Nevada, and a leading renewable fuels company headquartered in Oklahoma.”

Selected Segment Highlights from 2024 and early 2025

Comstock Metals

●	Advanced zero-landfill photovoltaics recycling technology to TRL 7;
●	Designed, deployed and commissioned our first commercial photovoltaic material recycling;
●	Commenced production of the demonstration scale production facility;
●	Demonstrated 100% recovery of all glass, metal, and mineral materials, ensuring the zero-landfill solution;
●	Expanded our existing revenue generating supply commitments, including industry leading customers;
●	Received approval for operating three shifts and expanded the dedicated team to 13 full time employees;
●	Finalized the design and site selection for our first few “industry-scale” facilities and commenced permitting;
●	Secured county permits for the first industry-scale expansion, including a waste-panel storage solution;
●	Finalized and submitted state operating permits necessary for operating the first industry-scale expansion;
●	Secured intake (tipping) revenue arrangements across the United States., including industry leading customers; and
●	Secured offtake revenue arrangements for aluminum, glass and silver-rich tailings.

“Our 2024 Metals segment performance is second only to what we have positioned for 2025. We founded and built this zero-landfill solution from almost nothing in less than two years, proving the process, revenues and costs within a complex, highly regulated environment, positioning for exceptional revenue growth (deferred and realized) in 2025, even before we commission our industry-scale facility,” said De Gasperis. “Business already secured in the first quarter of 2025 will be five to six times all of 2024. We have a practical view of engineering and operating a world-class silver mine, using solar panel waste as ore, that effectively never depletes, and just keeps producing. Our development and expansion plans are working to make that a reality.”

Comstock Fuels

●	Validated industry-leading yields of 140 Gasoline Gallon Equivalents (GGE) per ton from various feedstocks;
●	Completed preliminary engineering for our first commercial demonstration scale, lignocellulosic production facility;
●	Executed international engineering, licensing and equity agreements for five industry-scale biofuel refineries;
●	Identified, secured and integrated the world’s leading intellectual properties, technologies and solutions:
o	Executed an exclusive near-global license and joint research agreement with RenFuel for esterification;
o	Executed an exclusive global license and cooperative research and development agreement with the DoE’s National Renewable Energy Laboratory (“NREL”) for breakthrough lignocellulosic conversions;
o	Executed an agreement with the intent to secure a nearly exclusive global license for liquid fuels applications from, and collaboration agreement with, Hexas Biomass Inc. for feedstocks; and
o	Secured carbon capture and utilization license for further increasing yields.

•	Secured $3 million in incentive awards from Oklahoma’s Quick Action Closing Fund and earned the first $1 million;
•	Secured $152 million in Qualified Private Activity Bonds from Oklahoma’s State Treasurer’s Office;
•	Closed on a strategic Series A investment from subsidiaries of Marathon Petroleum Corp. (“MPC”); and
•	Acquired MPC’s Madison, WI, renewable fuel demonstration facility for increased pilot production capabilities.

“We have created an unprecedented, extremely high yielding, extremely low-carbon (and often carbon negative), sustainable global biofuel system that integrates waste and farmed crops to fuels capable of delivering 200 million barrels (or over 8 billion gallons) of fuel per year, by 2035,” said De Gasperis. “Our existing commercial process unlocks and converts wasted, unused, and purpose grown woody biomass into renewable fuels, effectively creating an endless oilwell that was hidden in plain sight.”

Comstock Mining

●	Monetized the northern district claims with over $2.4 million in cash proceeds between leasing and sales;
●	Updated our internal preliminary mine and reclamation plan for the Dayton Mine (“Dayton”);
●	Increased the magnitude of Dayton’s estimated economic mineralized material and planned free cash flows;
●	Developed actionable plans for expanding and upgrading the Dayton resource into proven and probable reserves; and
●	Assessed productive post-mining land uses and identified prerequisites for post-mining development.

“The rapidly rising industrial silver demand and ongoing geopolitical concerns, compounded by decades of questionable monetary policy, created an unprecedented runup in gold and an even possibly greater set up for silver prices over the next several years. Our historic, world-class Nevada mining assets are positioned for expansion and monetization,” said De Gasperis.

Corporate: Capitalizing and Positioning for Profitable Growth

Building on the 2024 momentum, our core objectives for 2025–2029 are not only achievable but poised to deliver tremendous value, including three industry-scale facilities for renewable metals, starting in Nevada, and multiple industry-scale commercial facilities, both our own, co-located and integrated with others and our licensees, for renewable fuels, starting with Oklahoma.

On February 24, 2025, the Company effected a one-for-ten (1:10) reverse stock split of its issued and outstanding shares of common stock. The total outstanding share count is 24,238,453. The reverse stock split did not impact the total stockholders’ equity, the number of authorized shares of common stock, or the par value per share, however, it did effectively increase the Company’s authorized capital capacity needed to enable its growth plans.

The growth profiles for both Fuels and Metals have developed beyond our original plans, and we have attracted some of the most sophisticated partners, for feedstocks, technologies, operations, governments, and refining and offtake, with many now evaluating direct investments, and in multiple cases exploring deeper integrations with us into an even bigger system, under our control. The Company’s authorized share capacity is now more than sufficient for capitalizing on these opportunities.

“These are keenly strategic capital partners to us, enabling us to solidify our capital base, unlock our valuation and extend the functionality of our system, by directly integrating and facilitating the tremendous growth,” said De Gasperis. “We are proceeding with several transformative transactions for 2025, designed to ensure we unlock and deliver the value that we have created and are continuously creating. This includes consummating the highly valuable Series A investments into Comstock Fuels and subsequently spinning off the new BioleumTM-based enterprise into a stand-alone, well-capitalized public company.”

Outlook for 2025

Our goal is to Accelerate the Commercialization of Hard Technologies for Energy Markets. We are pushing the boundaries of what is possible in technology and sustainability by leveraging our teams’ unique skills, our diverse technology portfolio and our frontier research and development networks toward achieving breakthrough innovations that deliver meaningful positive impact across industries, economies, and communities. The primary focus for 2025 is the capitalization and commercialization of our renewable fuels and metals businesses and the corporate monetization of our legacy assets and investments.

The remaining Corporate objectives for 2025 include:

●	Monetize our legacy real estate and non-strategic investments for over $50 million;
●	Ensure adequate liquidity and capital resources sufficient to support the next phases of growth;
●	Finalize, communicate, and implement plans to unlock maximum value from a spin-off of Comstock Fuels.

This ultimately results in two high-growth public companies: a renewable metals and mining company headquartered in Nevada, and a renewable fuels company headquartered in Oklahoma and with major operations already operating in Wisconsin.

Comstock Fuels

Comstock Fuels’ biorefining technologies are commercially ready for deployment and offer growth-enabling performance for the Company and its prospective licensees and customers. Comstock Fuels is actively engaged in the planning and deployment of our first commercial demonstration facility and pursuing joint development and licensing agreements representing future revenue sources from technical and engineering services, royalties, and equity participation. The joint efforts include securing associated supply chain participants (including feedstock, site selection, and offtake), performing preliminary and final engineering, facilitating commissioning, construction, and operations with globally and locally recognized current and developing renewable fuel producers that, in certain cases, also represent a source of strategic capital for funding the projects.

Our commercialization plans also include multiple, global joint development projects, with each joint development project, like SACL Pte. Limited and Gresham’s Eastern (Pvt) Ltd, with the potential for generating millions of dollars of technical services and engineering revenues and license agreements for additional production facilities that generate royalty revenues. The plans also include integrating our high yield Bioleum refining platform with Hexas’ high yield energy crops, when appropriate, capable of growing enough feedstock to produce upwards of 100 barrels of fuel per acre per year, effectively transforming agricultural lands into perpetual “drop-in sedimentary oilfields” with the potential to dramatically boost domestic and global energy independence.

Comstock Fuels’ objectives for 2025 include:

●	Complete site selection for first commercial biorefinery project in Oklahoma, including feedstock and offtake;
●	Plan and integrate a local, Hexas-based, fuel farm based into our first commercial biorefinery;
●	Secure and close on sufficient subsidiary-level equity financing, that is, a Series A for Comstock Fuels Corp.;
●	Secure sufficient project-level financing for our first Oklahoma-based commercial biorefinery project;
●	Execute additional revenue generating commercial agreements for industry-scale joint development;
●	Commence revenues from engineering services associated with our existing global development partners;
●	Expand our integrated bio-intermediate pilot production capabilities, up to two barrels per day of oils and fuels; and
●	Advance our innovation and development efforts toward even higher yields, lower costs and lower capital.

Comstock Fuels initially plans to build and own its first four U.S. based industrial scale facilities, each of which is designed to convert 1 million tons per year of woody biomass into 140 million GGE, 3.3 million barrels of advanced biofuels, including sustainable aviation fuels and renewable diesel and then increase its production facilities to 200 million barrels by 2035.

Comstock Metals

Comstock Metals has now been operating its first commercial demonstration facility for nearly a full year. In 2024, the facility most recently operated on two shifts and is currently operating on three shifts. Site selection for the first “Industry-scale” photovoltaic recycling facility and related storage capacity is complete, with leases and initial storage permits secured and final engineering designs and remaining permitting processes well underway. Industry-scale facilities are anticipated to operate at 100,000 tons of annual capacity. Site selection activities are ongoing for the next two Industry-scale facilities and storage sites.

Comstock Metals objectives for 2025 include:

●	Maximize three-shift production and revenue from the demonstration scale production facility;
●	Secure sufficient project-level funding for scale-up of the first Nevada site to industry-scale;
●	Complete permitting for our first “industry-scale” facility in Silver Springs, NV;
●	Procure, deploy, and assemble plant and equipment for our first “industry-scale” facility in Silver Springs, NV;
●	Complete site selection and preliminary development for two additional solar panel recycling locations;
●	Expand the system globally with international strategic and capital partners; and
●	Advance and expand R&D efforts to recover more and higher-purity materials from recycled streams for offtake.

Closing on direct equity and/or debt financing that accelerates the deployment of the first two industry facilities. Comstock Metals has also expanded its business into decommissioning services both as a revenue generator and a feeder for our recycling business and established preliminary markets for the sale of residual materials including aluminum, glass and silver-rich tailings. The capital expenditures for the first facility are expected to be $6 million in 2025 with commissioning in 2026. Billable revenues are expected to be five or six times greater in 2025, as compared to 2024, or approximately $2.5 million.

Comstock Mining

Comstock Mining has amassed the single largest known repository of historical and current geological data within the Comstock mineral district, including extensive geophysical surveys, geological mapping, and drilling data, including the Dayton resource. Gold prices have achieved multiple all-time highs in both 2024 and thus far in 2025, with a positive outlook.

Comstock Mining’s objectives for 2025 include:

●	Receive cash proceeds of approximately $1.75 million from mineral leases and asset sales from the northern claims;
●	Commercialize additional mineral development agreements that both monetize and enable resource expansion of the central district claims;
●	Complete the preliminary mine plans that enable the economic development of the southern district claims; and
●	Commence work for expanding and upgrading the Dayton resource into proven and probable reserves.

The Company’s 2025 efforts will apply economic analysis to Comstock’s existing gold and silver resources progressing toward preliminary economic feasibility for the southern part of the district and the ultimate development of full mine and reclamation plans and the development of post productive land and community development plans.

Summary

“In 2025, we expect that we will increase our lead in fuels and metals as our systems rapidly expand nationally and globally, with well aligned and integrated partners,” concluded Mr. De Gasperis. “We are attracting some of the most advanced, capable, well-capitalized and innovative enterprises into our system, network and solutions. The Series A for Fuels will be the next, most tangible evidence that both unlocks tremendous value and positions the spin out of a Comstock Fuels that creates two very high-growth, public companies, a Nevada-based metals and mining company and an Oklahoma-based biofuels company.”

CONFERENCE CALL DETAILS

Comstock’s Executive Chairman and Chief Executive Officer, Corrado De Gasperis, and its Chief Operating Officer, William McCarthy, will present an overview of the year end 2024 financial results, upcoming milestones, and how the Company’s systemic platform is optimizing results on Thursday, March 6, 2025, via a webinar.

Investors and all other interested parties are invited to register below.

Date:           March 6, 2025

Time:           4:30 p.m. ET

Register: Webinar Registration

HAVE QUESTIONS? There will be an allotted time following the results presentation for a Q&A session. Unaddressed questions will be reviewed by management and responded to accordingly. You may submit your question(s) beforehand in the registration form (linked above) or by email at: ir@comstockinc.com.

About Comstock Inc.

Comstock Inc. (NYSE: LODE) innovates and commercializes technologies that are deployable across entire industries to contribute to energy abundance by efficiently extracting and converting under-utilized natural resources, such as waste and other forms of woody biomass into renewable fuels, and end-of-life electronics into recovered electrification metals. Comstock’s innovations group is also developing and using artificial intelligence technologies for advanced materials development and mineral discovery for sustainable mining. To learn more, please visit www.comstock.inc.

Comstock Social Media Policy

Comstock Inc. has used, and intends to continue using, its investor relations link and main website at www.comstock.inc in addition to its X.com, LinkedIn and YouTube accounts, as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About RB Milestone Group LLC

RB Milestone Group LLC (“RBMG”) is a US-based corporate communications firm, founded in 2009, that specializes in investor relations advisory and has offices in New York City and Stamford, Connecticut. RBMG’s US advisory practice delivers investor relations programs tailor-made for emerging companies that are private and publicly traded on the NYSE, NASDAQ, OTC, TSX, TSXV, CSE, ASX and AIM. RBMG refines communications strategies, weighs data, and advises clients on how to penetrate new markets. It helps clients target and secure relationships with niche US stakeholders and key industry strategics globally. Utilizing digital techniques, artificial intelligence (AI) and machine learning, RBMG has developed methods that improve traditional client IR initiatives to maximize ROI. RBMG partners with clients across a wide range of industry segments, including but not limited to, Cleantech, Consumer Goods, Energy, Healthcare, Metals & Mining, and Technology. For more information, please visit www.rbmilestone.com, or to connect by email, info@rbmilestone.com.

Contacts

For investor inquiries:

RB Milestone Group LLC

Tel (203) 487-2759

ir@comstockinc.com

For media inquiries or questions:

Comstock Inc., Tracy Saville

Tel (775) 847-7573

media@comstockinc.com

Forward-Looking Statements

This press release and any related calls or discussions may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements but are not the exclusive means of doing so. Forward-looking statements include statements about matters such as: future market conditions; future explorations or acquisitions; future changes in our research, development and exploration activities; future financial, natural, and social gains; future prices and sales of, and demand for, our products and services; land entitlements and uses; permits; production capacity and operations; operating and overhead costs; future capital expenditures and their impact on us; operational and management changes (including changes in the Board of Directors); changes in business strategies, planning and tactics; future employment and contributions of personnel, including consultants; future land and asset sales; investments, acquisitions, joint ventures, strategic alliances, business combinations, operational, tax, financial and restructuring initiatives, including the nature, timing and accounting for restructuring charges, derivative assets and liabilities and the impact thereof; contingencies; litigation, administrative or arbitration proceedings; environmental compliance and changes in the regulatory environment; offerings, limitations on sales or offering of equity or debt securities, including asset sales and associated costs; business opportunities, growth rates, future working capital, needs, revenues, variable costs, throughput rates, operating expenses, debt levels, cash flows, margins, taxes and earnings. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties, many of which are unforeseeable and beyond our control and could cause actual results, developments, and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our filings with the SEC and the following: adverse effects of climate changes or natural disasters; adverse effects of global or regional pandemic disease spread or other crises; global economic and capital market uncertainties; the speculative nature of gold or mineral exploration, and lithium, nickel and cobalt recycling, including risks of diminishing quantities or grades of qualified resources; operational or technical difficulties in connection with exploration, metal recycling, processing or mining activities; costs, hazards and uncertainties associated with precious and other metal based activities, including environmentally friendly and economically enhancing clean mining and processing technologies, precious metal exploration, resource development, economic feasibility assessment and cash generating mineral production; costs, hazards and uncertainties associated with metal recycling, processing or mining activities; contests over our title to properties; potential dilution to our stockholders from our stock issuances, recapitalization and balance sheet restructuring activities; potential inability to comply with applicable government regulations or law; adoption of or changes in legislation or regulations adversely affecting our businesses; permitting constraints or delays; challenges to, or potential inability to, achieve the benefits of business opportunities that may be presented to, or pursued by, us, including those involving battery technology and efficacy, quantum computing and generative artificial intelligence supported advanced materials development, development of cellulosic technology in bio-fuels and related material production; commercialization of cellulosic technology in bio-fuels and generative artificial intelligence development services; ability to successfully identify, finance, complete and integrate acquisitions, joint ventures, strategic alliances, business combinations, asset sales, and investments that we may be party to in the future; changes in the United States or other monetary or fiscal policies or regulations; interruptions in our production capabilities due to capital constraints; equipment failures; fluctuation of prices for gold or certain other commodities (such as silver, zinc, lithium, nickel, cobalt, cyanide, water, diesel, gasoline and alternative fuels and electricity); changes in generally accepted accounting principles; adverse effects of war, mass shooting, terrorism and geopolitical events; potential inability to implement our business strategies; potential inability to grow revenues; potential inability to attract and retain key personnel; interruptions in delivery of critical supplies, equipment and raw materials due to credit or other limitations imposed by vendors; assertion of claims, lawsuits and proceedings against us; potential inability to satisfy debt and lease obligations; potential inability to maintain an effective system of internal controls over financial reporting; potential inability or failure to timely file periodic reports with the Securities and Exchange Commission; potential inability to list our securities on any securities exchange or market or maintain the listing of our securities; and work stoppages or other labor difficulties. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows, or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Neither this press release nor any related calls or discussions constitutes an offer to sell, the solicitation of an offer to buy or a recommendation with respect to any securities of the Company, the fund, or any other issuer.